As filed with the Securities and Exchange Commission on August 11, 2010 Registration No. 333-_______
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
HNI Corporation (Exact Name of Registrant as Specified in Its Charter)
Iowa (State or Other Jurisdiction of Incorporation or Organization)	42-0617510 (I.R.S. Employer Identification Number)
408 East Second Street P.O. Box 1109 Muscatine, IA 52761-0071 (Address of Principal Executive Offices, Including Zip Code)
HNI Corporation Executive Deferred Compensation Plan (Full Title of the Plan)
Steven M. Bradford
Vice President, General Counsel and Secretary
HNI Corporation
408 East Second Street
P.O. Box 1109
Muscatine, IA 52761
(563) 272-7400
(Name, Address and Telephone Number, including Area Code, of Agent For Service)
Copy to: Joseph P. Richardson, Esq. Matthew M. Holman, Esq. Squire, Sanders & Dempsey L.L.P. Two Renaissance Square 40 North Central Avenue Phoenix, AZ 85004-4498 (602) 528-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☑               Accelerated Filer ☐                Non-accelerated Filer ☐            Smaller Reporting Company ☐
                                                                                         (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $1.00 per share	250,000 shares	$27.00	$6,750,000	$481.28

(1)
This registration statement covers 250,000 shares of common stock, par value $1.00, of the registrant, available for issuance under the registrant's Executive Deferred Compensation Plan.  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares of common stock of the registrant that become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of common stock of the registrant.  This registration statement shall cover such additional shares.  In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the HNI Corporation Executive Deferred Compensation Plan.

(2)          Estimated pursuant to Rule 457(h) under the Securities Act solely for the purposes of calculating the registration fee.  The proposed maximum offering price is based on the average of the high and low transaction prices of the registrant's common stock as reported on the New York Stock Exchange on August 9, 2010.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

In this registration statement, the terms "we," "our," "us," "HNI," the "registrant" and the "Corporation" refer to HNI Corporation, unless otherwise specified.  The Securities and Exchange Commission (the "SEC") allows us to incorporate by reference the information we file with the SEC, which means we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is considered to be part of this registration statement.  Information we file with the SEC in the future and incorporate by reference in this registration statement automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this registration statement the following documents filed by us with the SEC, other than any portion of any such documents that are not deemed "filed" under the Securities Exchange Act of 1934 (the "Exchange Act") in accordance with the Exchange Act and applicable SEC rules:

•
The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on July 12, 1998, including any amendments or reports filed for the purpose of updating such description.

•	Current Report on Form 8-K filed with the SEC on February 22, 2010.
•	Annual Report on Form 10-K for the fiscal year ended January 2, 2010, filed with the SEC on February 26, 2010.
•	Current Report on Form 8-K filed with the SEC on March 5, 2010.
•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 2, 2010 from our definitive proxy statement on Schedule 14A filed with the SEC on March 26, 2010.

•	Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2010, filed with the SEC on May 5, 2010.
•	Current Report on Form 8-K filed with the SEC on May 14, 2010.
•	Information contained in Items 1.01, 1.02, 2.03 and 9.01 of Current Report on Form 8-K filed with the SEC on June 16, 2010.
•	Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2010, filed with the SEC on August 5, 2010.

We also incorporate by reference into this registration statement all documents (other than any portions of any such documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this registration statement and before the filing of a post-effective amendment to this registration statement which indicates all securities offered hereunder have been sold or that deregisters all securities then remaining unsold.

You may request a copy of these filings, which we shall deliver to you, together with all exhibits thereto, at no cost, by writing or telephoning us as follows:

HNI Corporation
Attention: Corporate Secretary
408 East Second Street
P.O. Box 1109
Muscatine, Iowa 52761
(563) 272-7400

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this registration statement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies or is contrary to that previous statement.  Any statement so modified or superseded will not be deemed a part of this registration statement, except as so modified or superseded.  Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this registration statement or in any documents previously incorporated by reference have been modified or superseded.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

As permitted by the Iowa Business Corporation Act (the "IBCA"), the Articles of Incorporation of HNI Corporation (the "Articles") provide no director shall be personally liable to the Corporation or any shareholder for money damages for any action, or failure to take action, except for:  (i) the amount of financial benefit received by a director to which the director is not entitled; (ii) an intentional infliction of harm on the Corporation or its shareholders; (iii) a violation of Section 490.833 of the IBCA; or (iv) an intentional violation of criminal law.  While the Articles provide protection from awards for monetary damages for breaches of the duty of care, they do not eliminate the director's duty of care.  Accordingly, the Articles will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care.

In addition, the By-laws of HNI Corporation (the "By-laws") provide that:  (i) an officer of the Corporation will not be liable as an officer to the Corporation or its shareholders for any decision to take or not to take action, or any failure to take any action, if the duties of the officer are performed in compliance with the standards of conduct for officers prescribed in the IBCA; and (ii) the Corporation may indemnify a director or officer of the Corporation who is a party to a proceeding against liability incurred by such director or officer in the proceeding to the maximum extent permitted by and in the manner prescribed by the IBCA, including the advancement of expenses.

The By-laws further provide the Corporation may enter into indemnification agreements consistent with the IBCA with each director of the Corporation and with such officers of the Corporation as the Board of Directors of the Corporation deems appropriate.  The Corporation has entered into agreements with its directors and with certain officers agreeing to indemnify them against certain liabilities to the fullest extent permitted under Iowa law, the Articles and the By-laws.  The Corporation also has director and officer liability insurance in the amount of $70,000,000, under which each director and each of certain officers of the Corporation is insured against certain liabilities.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description
4.1	Articles of Incorporation of HNI Corporation, as amended, incorporated by reference to Exhibit 3.1 to the Corporation's Annual Report on Form 10-K for the fiscal year ended January 2, 2010
4.2	By-laws of HNI Corporation, as amended, incorporated by reference to Exhibit 3.1 to the Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2010
4.3	HNI Corporation Executive Deferred Compensation Plan, incorporated by reference to Exhibit 10.12 to the Corporation's Annual Report on Form 10-K for the fiscal year ended January 2, 2010
5.1*	Opinion of Squire, Sanders & Dempsey L.L.P. regarding legality of shares
23.1	Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5.1 hereto)
23.2*	Consent of PricewaterhouseCoopers LLP
24.1	Power of attorney, incorporated by reference to Exhibit 24.1 to the Corporation's Registration Statement on Form S-8 POS filed with the SEC on August 11, 2010
* Filed herewith

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muscatine, State of Iowa, on August 10, 2010.

HNI Corporation

By:	/s/ Steven M. Bradford
Steven M. Bradford
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Stan A. Askren Stan A. Askren	Chairman, President and Chief Executive Officer (principal executive officer)	August 10, 2010
/s/ Kurt A. Tjaden Kurt A. Tjaden	Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	August 10, 2010
* Mary H. Bell	Director	August 10, 2010
* Miguel M. Calado	Director	August 10, 2010
* Gary M. Christensen	Director	August 10, 2010
* Cheryl A. Francis	Director	August 10, 2010
* James R. Jenkins	Director	August 10, 2010
* Dennis J. Martin	Director	August 10, 2010
* Larry B. Porcellato	Director	August 10, 2010
* Abbie J. Smith	Director	August 10, 2010
* Brian E. Stern	Lead Director	August 10, 2010
* Ronald V. Waters, III	Director	August 10, 2010

*           Steven M. Bradford, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this registration statement on behalf of the above indicated directors of the registrant (constituting all of the directors) pursuant to a Power of Attorney filed with this registration statement as Exhibit 24.1.

HNI Corporation

Date: August 10, 2010	By:	/s/ Steven M. Bradford
Steven M. Bradford
Vice President, General Counsel and Secretary

 The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muscatine, State of Iowa, on August 10, 2010.

HNI Corporation Executive Deferred Compensation Plan

By:	/s/ Abbie J. Smith
Abbie J. Smith
Chair, Human Resources and Compensation Committee

EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles of Incorporation of HNI Corporation, as amended, incorporated by reference to Exhibit 3.1 to the Corporation's Annual Report on Form 10-K for the fiscal year ended January 2, 2010
4.2	By-laws of HNI Corporation, as amended, incorporated by reference to Exhibit 3.1 to the Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2010
4.3	HNI Corporation Executive Deferred Compensation Plan, incorporated by reference to Exhibit 10.12 to the Corporation's Annual Report on Form 10-K for the fiscal year ended January 2, 2010
5.1*	Opinion of Squire, Sanders & Dempsey L.L.P. regarding legality of shares
23.1	Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5.1 hereto)
23.2*	Consent of PricewaterhouseCoopers LLP
24.1	Power of attorney, incorporated by reference to Exhibit 24.1 to the Corporation's Registration Statement on Form S-8 POS filed with the SEC on August 11, 2010
* Filed herewith